NEWS RELEASE

Arlo Reports Third Quarter 2019 Results

Exceeded High End of Revenue and EPS Guidance
Executes Sale of European Commercial Operations for $50 Million
Secured $40 Million Revolving Credit Line
Announces Restructuring to Reduce Costs

SAN JOSE, California - November 7, 2019 - Arlo Technologies, Inc. (NYSE: ARLO), the #1 network connected camera brand (1), today reported financial results for the third quarter ended September 29, 2019.

Third Quarter 2019 Financial Highlights

•	Revenue of $106.1 million.

•	GAAP gross margin of 9.9%; non-GAAP gross margin of 10.7%.

•	GAAP net loss per diluted share of $0.41, non-GAAP net loss per diluted share of $0.32.

“Arlo delivered on numerous operational and financial fronts to make the last quarter truly transformative. To position Arlo for the holiday season, we brought two important new products to market with the launch of the Pro 3 and the first channel shipments of the new Video Doorbell generally available in late November. We announced an agreement with Verisure, the leading provider of monitored security solutions in Europe, that will provide a substantial cash infusion, revenue growth opportunities, and greater channel exposure. We have maintained a strong focus on operational discipline and implemented a restructuring plan to deliver cost savings while also securing a $40 million revolving credit line,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “With these accomplishments, we have substantially altered Arlo’s trajectory. As we diversify the business to capture growth opportunities, I believe our innovative products and strategic partnerships solidly position Arlo on the path to growth and profitability.”

Business Highlights

•	Service revenue of $11.8 million for Q3’19, for growth of 20.2% year over year.

•	68.8% year over year paid subscriber growth in Q3.

•	47.8% year over year cumulative registered user growth in Q3.

•
Launched the Arlo Pro 3, the newest camera in our popular Pro line with 2K resolution, color night vision, integrated spotlight, 160° field of view and mid-level price point paired with a three month subscription to Arlo Smart.

•
Commenced shipping of the Video Doorbell into the channel for late November availability, our first video integrated product in this fast-growing space, which features an industry-leading vertical field-of-view with a unique 1:1 aspect ratio, and SIP technology for true video calls to your mobile device.

•
Announced definitive agreements to enter into a strategic partnership with Verisure, a leading provider of professionally monitored security solutions. This partnership will provide cash, revenue, and diversification for Arlo on both a regional and channel basis. Verisure will pay Arlo $50 million for Arlo's European commercial operations, creating the first European multi-channel go to market strategy for consumer security and surveillance services. Additionally, Verisure will purchase a minimum of $500 million cumulatively of Arlo products over the next five years to be distributed by Verisure and will also purchase associated Arlo cloud services.

•
Announced a restructuring plan that has already resulted in lower operating expenses in Q3. We anticipate that savings from the restructuring plan will be fully actualized by the second quarter of 2020, and estimate that such savings will lower ongoing GAAP operating expenses to an annualized run rate of approximately $39.0-$40.0 million per quarter, and ongoing non-GAAP operating expenses to an annualized run rate of approximately $33.0-$34.0 million per quarter, contingent on the successful closing of the Verisure transaction.(2)

•	Secured a $40 million revolving credit line.

•
As previously disclosed, in April 2019 the Company’s Board of Directors commenced a comprehensive strategic review of the Company. On November 7, 2019, the Company announced that the strategic review had formally concluded, but that the Company will continue to evaluate a wide range of strategic alternatives available to the Company to optimize the value of the Company and to improve returns to its stockholders.

_________________________
(1) The NPD Group, Inc., U.S. Retail Tracking Service, Security & Monitoring, Camera Technology: Decentralized IP Camera and Centralized IP Camera, based on Dollars, Jan 2018-June 2019.
(2) The estimated ongoing non-GAAP operating expenses per quarter are adjusted for and do not include approximately $6.0 million of stock-based compensation expense per quarter.

Fourth Quarter 2019 Business Outlook (3)

•	Revenue of $115 million to $125 million

•	GAAP gross margin between 9.9% and 12.9%, and non-GAAP gross margin between 10.5% and 13.5%

•	GAAP net loss per diluted share of ($0.45) to ($0.39), and non-GAAP net loss per diluted share of ($0.34) to ($0.28)

•	GAAP Operating loss of $35 million to $30 million and non-GAAP operating loss of $26 million to $21 million.

•	GAAP and non-GAAP tax expense of $0.4 million

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three Months Ending December 31, 2019
	Gross Margin Rate	Net Loss per Diluted Share	Tax Expense	Operating Loss
			(in millions)	(in millions)
GAAP	9.9% - 12.9%	($0.45) - ($0.39)	$0.4	($34.8) - ($30.0)
Estimated adjustments for (3):
Separation expense	__	$0.01	__	$0.5
Stock-based compensation expense	0.3%	$0.07	__	$5.5
Strategic initiative expense	__	$0.01		$1.0
Amortization of intangibles	0.3%	$0.00	__	$0.4
Restructuring and other charges	__	$0.02	__	$1.5
Tax effects of non-GAAP adjustments	__	__	__	__
Non-GAAP	10.5% - 13.5%	($0.34) - ($0.28)	$0.4	($25.9) - ($21.1)
_________________________
(3) Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

Investor Conference Call / Webcast Details

Arlo will review the third quarter of 2019 results and discuss management’s expectations for the fourth quarter of 2019 today, Thursday, November 7, 2019 at 5:00 p.m. ET (2:00 p.m. PT). The toll free dial-in number for the live audio call is (866) 393-4306. The international dial-in number for the live audio call is (734) 385-2616. The conference ID for the call is 5695255. A live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo (NYSE: ARLO) is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled cameras, advanced baby monitors and smart security lights.

© 2019 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Erik Bylin
investors@arlo.com
(510) 315-1004

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: Arlo’s future operating performance and financial condition, expected revenue, GAAP and non-GAAP gross margins, operating margins, and tax expense; expectations regarding market expansion and future growth; plans to invest in product innovation; the expected closing of the transactions contemplated by the agreement with Verisure and the expected timing thereof, the Verisure minimum commitment amounts; the financial capacity available under the revolving credit line; and the impact and timing of the restructuring plan . These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of Arlo's cash resources and the Company's planned usage of such resources; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; the actions and financial health of the Company's customers; the Verisure transaction may not close in a timely manner or at all; the Company may incur additional costs and charges associated with the transactions contemplated by the Verisure agreement; the Company may not receive the minimum commitment amounts from Verisure; the anticipated financial capacity under the revolving credit line may not be available when expected, or at all; and the Company may not be able to carry out its restructuring plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect Arlo and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” in the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed with the Securities and Exchange Commission on August 6, 2019. Given these circumstances, you should not place undue reliance on these forward-looking statements. Arlo undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income(loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for separation expense, stock-based compensation expense, amortization of intangibles, activist shareholder response costs, restructuring and other charges, strategic initiative expense, litigation reserves, and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results.

We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

· the ability to make more meaningful period-to-period comparisons of our on-going operating results;
· the ability to better identify trends in our underlying business and perform related trend analyses;
· a better understanding of how management plans and measures our underlying business; and
· an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Separation expense consists of expenses that are related to the separation of our business from NETGEAR. These consist primarily of third-party consulting fees, legal fees, IT costs, employee bonuses for services related to the separation, and other one-time expenses incurred to complete the separation. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, performance-based stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to an assessment of our internal operations and comparisons to our prior and future periods and to the performance of our competitors.

Activist shareholder response costs primarily consist of legal fees and third-party consulting costs incurred. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Strategic initiative expense consist of legal fees incurred. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Other items are the result of either unique or unplanned events, including, when applicable: restructuring and other charges and litigation reserves, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: Arlo-F

-Financial Tables Attached-

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 29, 2019	December 31, 2018
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$113,870	$151,290
Short-term investments	39,941	49,737
Accounts receivable, net	99,698	166,045
Inventories	74,117	124,791
Prepaid expenses and other current assets	16,088	23,611
Total current assets	343,714	515,474
Property and equipment, net	24,216	49,428
Operating lease right-of-use assets, net	32,008	—
Intangibles, net	1,679	2,823
Goodwill	15,638	15,638
Restricted cash	4,130	4,134
Other non-current assets	5,610	8,449
Total assets	$426,995	$595,946

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$57,772	$82,542
Deferred revenue	28,443	26,678
Accrued liabilities	110,071	172,036
Income tax payable	995	734
Total current liabilities	197,281	281,990
Non-current deferred revenue	19,552	23,313
Non-current operating lease liabilities	30,484	—
Non-current financing lease obligation	—	19,978
Non-current income taxes payable	58	22
Other non-current liabilities	14	1,141
Total liabilities	247,389	326,444
Stockholders’ Equity:
Common stock	76	74
Additional paid-in capital	330,618	315,277
Accumulated other comprehensive income	46	—
Accumulated deficit	(151,134)	(45,849)
Total stockholders’ equity	179,606	269,502
Total liabilities and stockholders’ equity	$426,995	$595,946

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
	September 29, 2019	June 30, 2019	September 30, 2018	September 29, 2019	September 30, 2018 (1)
	(in thousands, except percentage and per share data)
Revenue:
Products	$94,306	$72,445	$121,347	$213,359	$315,678
Services	11,810	11,153	9,827	34,235	27,082
Total revenue	106,116	83,598	131,174	247,594	342,760
Cost of revenue:
Products	88,755	67,839	96,754	206,878	241,808
Services	6,858	6,109	4,673	18,618	13,858
Total cost of revenue	95,613	73,948	101,427	225,496	255,666
Gross profit	10,503	9,650	29,747	22,098	87,094
Gross margin	9.9%	11.5%	22.7%	8.9%	25.4%
Operating expenses:
Research and development	16,701	17,594	16,100	52,456	41,929
Sales and marketing	13,657	14,511	12,843	42,389	37,123
General and administrative	11,062	10,914	8,357	32,512	19,553
Separation expense	137	717	5,823	1,760	23,649
Total operating expenses	41,557	43,736	43,123	129,117	122,254
Loss from operations	(31,054)	(34,086)	(13,376)	(107,019)	(35,160)
Operating margin	(29.3)%	(40.8)%	(10.2)%	(43.2)%	(10.3)%
Interest income	596	712	503	2,170	503
Other income (expense), net	154	31	(129)	138	(923)
Loss before income taxes	(30,304)	(33,343)	(13,002)	(104,711)	(35,580)
Provision for income taxes	286	349	223	855	830
Net loss	$(30,590)	$(33,692)	$(13,225)	$(105,566)	$(36,410)
Net loss per share:
Basic	$(0.41)	$(0.45)	$(0.19)	$(1.41)	$(0.56)
Diluted	$(0.41)	$(0.45)	$(0.19)	$(1.41)	$(0.56)
Weighted average shares used to compute net loss per share:
Basic	75,337	74,729	69,600	74,831	64,867
Diluted	75,337	74,729	69,600	74,831	64,867
________________________
(1) The nine months ended September 30, 2018 includes carve-out financials for the six months ended July 1, 2018 and standalone financials for the quarter ended September 30, 2018. Further detail regarding carve-out financials was contained in our SEC filings, including our previously filed Form 10-K, Form S-1 and related public offering prospectus, standalone financials represents our actual results for the period as a standalone public company.

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 29, 2019	September 30, 2018
	(In thousands)
Cash flows from operating activities:
Net loss	$(105,566)	$(36,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,950	3,406
Premium amortization / discount accretion on investments, net	(391)	(3)
Stock-based compensation	15,261	5,336
Deferred income taxes	(109)	(438)
Changes in assets and liabilities:
Accounts receivable, net	66,348	(69,724)
Inventories	50,675	(50,009)
Prepaid expenses and other assets	(1,729)	(17,319)
Accounts payable	(24,381)	53,717
Deferred revenue	(1,996)	7,169
Accrued and other liabilities	(51,777)	57,966
Net cash used in operating activities	(42,715)	(46,309)
Cash flows from investing activities:
Purchases of property and equipment	(5,023)	(10,854)
Purchases of short-term investments	(29,768)	(39,774)
Maturities of short-term investments	40,000	—
Net cash provided by (used in) used in investing activities	5,209	(50,628)
Cash flows from financing activities:
Proceeds from initial public offering, net of offering costs	—	173,395
Proceeds related to employee benefit plans	1,837	—
Restricted stock unit withholdings	(1,755)	—
Net investment from parent	—	71,507
Net cash provided by (used in) financing activities	82	244,902
Net increase (decrease) in cash and cash equivalents and restricted cash	(37,424)	147,965
Cash and cash equivalents and restricted cash, at beginning of period	155,424	108
Cash and cash equivalents and restricted cash, at end of period	$118,000	$148,073

Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$1,578	$5,279
De-recognition of build-to-suit assets and liabilities	$(21,610)	$—
Estimated fair value of a facility under build-to-suit lease	$—	$21,858

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	September 29, 2019	June 30, 2019	September 30, 2018	September 29, 2019	September 30, 2018
	(in thousands, except percentage data)
GAAP gross profit	$10,503	$9,650	$29,747	$22,098	$87,094
GAAP gross margin	9.9%	11.5%	22.7%	8.9%	25.4%
Stock-based compensation expense	467	450	236	1,286	919
Amortization of intangibles	381	382	381	1,144	1,144
Non-GAAP gross profit	$11,351	$10,482	$30,364	$24,528	$89,157
Non-GAAP gross margin	10.7%	12.5%	23.1%	9.9%	26.0%

GAAP research and development	$16,701	$17,594	$16,100	$52,456	$41,929
Stock-based compensation expense	(1,569)	(1,635)	(872)	(4,501)	(2,582)
Non-GAAP research and development	$15,132	$15,959	$15,228	$47,955	$39,347

GAAP sales and marketing	$13,657	$14,511	$12,843	$42,389	$37,123
Stock-based compensation expense	(791)	(991)	(754)	(2,722)	(2,208)
Non-GAAP sales and marketing	$12,866	$13,520	$12,089	$39,667	$34,915

GAAP general and administrative	$11,062	$10,914	$8,357	$32,512	$19,553
Stock-based compensation expense	(2,392)	(2,313)	(1,575)	(6,752)	(3,675)
Restructuring and other charges	—	—	—	—	(74)
Strategic initiative	(502)	—	—	(502)	—
Litigation reserves, net	(140)	—	—	(140)	—
Non-GAAP general and administrative	$8,028	$8,601	$6,782	$25,118	$15,804

GAAP total operating expenses	$41,557	$43,736	$43,123	$129,117	$122,254
Separation expense	(136)	(717)	(5,823)	(1,759)	(23,649)
Strategic initiative expense	(502)	—	—	(502)	—
Stock-based compensation expense	(4,752)	(4,939)	(3,201)	(13,975)	(8,465)
Restructuring and other charges	—	—	—	—	(74)
Legal settlement	(140)	—	—	(140)	—
Activist shareholder response costs	—	(237)	—	(237)	—
Non-GAAP total operating expenses	$36,027	$37,843	$34,099	$112,504	$90,066

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 29, 2019	June 30, 2019	September 30, 2018	September 29, 2019	September 30, 2018
	(in thousands, except percentage and per share data)
GAAP operating loss	$(31,054)	$(34,086)	$(13,376)	$(107,019)	$(35,160)
GAAP operating margin	(29.3)%	(40.8)%	(10.2)%	(43.2)%	(10.3)%
Separation expense	136	717	5,823	1,759	23,649
Strategic initiative expense	502	—	—	502	—
Stock-based compensation expense	5,219	5,389	3,437	15,261	9,384
Amortization of intangibles	381	382	381	1,144	1,144
Restructuring and other charges	—	—	—	—	74
Legal settlement	140	—	—	140	—
Activist shareholder response costs	—	237	—	237	—
Non-GAAP operating income (loss)	$(24,676)	$(27,361)	$(3,735)	$(87,976)	$(909)
Non-GAAP operating margin	(23.3)%	(32.7)%	(2.8)%	(35.5)%	(0.3)%

GAAP provision for income taxes	$286	$349	$223	$855	$830
GAAP income tax rate	(0.9)%	(1.0)%	(1.7)%	(0.8)%	(2.3)%
Tax effects	(46)	142	223	96	223
Non-GAAP provision for income taxes	$332	$207	$—	$759	$607
Non-GAAP income tax rate	(1.4)%	(0.8)%	—%	(0.9)%	(45.7)%

GAAP net loss	$(30,590)	$(33,692)	$(13,225)	$(105,566)	$(36,410)
Separation expense	136	717	5,823	1,759	23,649
Strategic initiative expense	502	—	—	502	—
Stock-based compensation expense	5,219	5,389	3,437	15,261	9,384
Amortization of intangibles	381	382	381	1,144	1,144
Restructuring and other charges	—	—	—	—	74
Legal settlement	140	—	—	140	—
Activist shareholder response costs	—	237	—	237	—
Tax effects	(46)	142	223	96	223
Non-GAAP net income (loss)	$(24,258)	$(26,825)	$(3,361)	$(86,427)	$(1,936)

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 29, 2019	June 30, 2019	September 30, 2018	September 29, 2019	September 30, 2018
	(in thousands, except percentage and per share data)
NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net loss per diluted share	$(0.41)	$(0.45)	$(0.19)	$(1.41)	$(0.56)
Separation expense	0.00	0.01	0.08	0.02	0.36
Strategic initiative expense	0.01	—	—	0.01	—
Stock-based compensation expense	0.07	0.07	0.05	0.21	0.15
Amortization of intangibles	0.01	0.01	0.01	0.02	0.02
Restructuring and other charges	—	—	—	—	0.00
Legal settlement	0.00	—	—	0.00	—
Activist shareholder response costs	0.00	0.00	—	0.00	—
Tax effects	0.00	0.00	0.00	0.00	0.00
Non-GAAP net income (loss) per diluted share	$(0.32)	$(0.36)	$(0.05)	$(1.15)	$(0.03)

Shares used in computing GAAP net loss per diluted share	75,337	74,729	69,600	74,831	64,867
Shares used in computing non-GAAP net income (loss) per diluted share	75,337	74,729	69,600	74,831	64,867

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	Three Months Ended
	September 29, 2019	June 30, 2019	March 31, 2019		December 31, 2018	September 30, 2018
	(in thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$153,811	$137,927	$180,374		$201,027	$187,846
Cash, cash equivalents and short-term investments per diluted share	$2.04	$1.85	$2.42		$2.71	$2.70

Accounts receivable, net	$99,698	$79,707	$71,566		$166,045	$117,119
Days sales outstanding	85	87	111		125	81

Inventories	$74,117	$97,222	$131,227		$124,791	$132,479
Ending inventory turns	4.8	2.8	1.5		3.6	2.9

Weeks of channel inventory:
U.S. retail channel	13.3	10.1	14.5		8.1	13.5
U.S. distribution channel	3.3	8.9	8.9		10.9	9.1
EMEA distribution channel	5.6	2.7	4.4		6.7	4.4
APAC distribution channel	4.3	5.1	6.7		6.0	9.2

Deferred revenue (current and non-current)	$47,995	$47,464	$47,737		$49,991	$45,906

Cumulative registered users	3,691	3,397	3,126		2,850	2,498
Paid subscribers	211	187	162	*	144	125

Headcount	406	402	401		386	344
Non-GAAP diluted shares	75,337	74,729	74,409		74,247	69,600
_________________________

*	We factored in an adjustment to our Q1’19 paid subscriber number and have subsequently revised the Q1’19 total to 162,000.

REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	September 29, 2019		June 30, 2019		September 30, 2018		September 29, 2019		September 30, 2018
	(in thousands, except percentage data)
Americas	$85,562	81%	$64,564	77%	$112,849	86%	$194,492	79%	$274,253	80%
EMEA	13,002	12%	15,066	18%	11,760	9%	37,370	15%	50,416	15%
APAC	7,552	7%	3,968	5%	6,565	5%	15,732	6%	18,091	5%
Total	$106,116	100%	$83,598	100%	$131,174	100%	$247,594	100%	$342,760	100%